UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 13, 2006

VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition.

On November 13, 2006, Vion Pharmaceuticals, Inc. (the ‘‘Registrant’’) held a conference call hosted by Alan Kessman, the Registrant's, Chief Executive Officer, Howard Johnson, the Registrant's President and Chief financial Officer, Aileen Ryan, the Registrant's Vice President of Regulatory Affairs, Ann Cahill, the Registrant's Vice President of Clinical Development and Meghan Fitzgerald, the Registrant's Chief Business Officer, to discuss its third quarter and nine month financial reults. The transcript of the conference call is furnished as Exhibit 99.1 to this Current Report.

Section 8 – Other Events

Item 8.01 Other Events.

On November 13, 2006, the Registrant issued a press release announcing that it had accrued 210 patients to the Phase III trial of its lead anticancer agent Cloretazine® (VNP40101M). The trial is evaluating Cloretazine® in combination with cytarabine for the treatment of relapsed acute myelogenous leukemia. A copy of the press release is attached as Exhibit 99.2 to this Current Report and incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1        Transcript of Conference Call held on November 13, 2006.

Exhibit 99.2        Press release dated November 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: November 14, 2006	By:	/s/ Howard B. Johnson
Name: Howard B. Johnson Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1        Transcript of Conference Call held on November 13, 2006.

Exhibit 99.2        Press release dated November 13, 2006.